Exhibit 32

                Certifications Pursuant to 18 U.S.C. Section 1350

The undersigned, who are the chief executive officer and the chief financial officer of GrandSouth Bancorporation, hereby certify that, to the best of their knowledge, the accompanying Form 10-Q of the issuer fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

May 14, 2007

/s/ Mason Y. Garrett
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Mason Y. Garrett
Chief Executive Officer


/s/ J. B. Garrett
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J. B. Garrett
Chief Financial Officer